UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2009

OPLINK COMMUNICATIONS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31581	77-0411346
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

46335 Landing Parkway, Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-933-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Oplink Communications, Inc. ("Oplink") held its annual meeting of stockholders on November 4, 2009. The following actions were taken by the Company’s stockholders at the annual meeting:

1. Tim Christoffersen and Jesse Jack were elected to serve as Class III directors for three-year terms that expire at the 2012 annual meeting of stockholders;

2. The appointment of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year was ratified;

3. A new 2009 Equity Incentive Plan was approved; and

4. An amendment and restatement of the Company’s 2000 Employee Stock Purchase Plan to extend the term of the plan and make certain other changes was approved.

At a meeting of the Board of Directors held immediately following the annual stockholders meeting, Tim Christoffersen, a newly-elected member of the Company’s Board of Directors, was appointed Chairman of the Audit Committee of the Board, Joseph Liu, the Company’s President and CEO, was appointed Chairman of the Board, and Chieh Chang, a member of the Board and Chairman of the Compensation Committee, was appointed Lead Independent Director.

Mr. Leonard J. LeBlanc, who had been a member of the Board of Directors and Chairman of the Audit Committee since July 2000, and Chairman of the Board since 2006, chose not to stand for re-election at the annual meeting. In order to retain the benefit of Mr. LeBlanc’s guidance and experience, the Company has entered into a consulting arrangement with Mr. LeBlanc, pursuant to which, for a one year period, the Company will pay Mr. LeBlanc compensation equivalent to what he was paid as director, in exchange for advisory services relating to financial matters, including financial reporting, internal and external audit matters and internal controls.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPLINK COMMUNICATIONS, INC.

November 6, 2009	By:	/s/ Stephen M. Welles

Name: Stephen M. Welles
Title: Vice President and General Counsel